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                                                                    EXHIBIT 99.1

                            CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        FOCAL COMMUNICATIONS CORPORATION
                             A DELAWARE CORPORATION

         Focal Communications Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article FOURTH of the Corporation's Restated Certificate of Incorporation shall be amended, subject to stockholder approval, as follows:

                  THE FOLLOWING PARAGRAPHS SHALL BE ADDED AS A NEW PARAGRAPH IMMEDIATELY FOLLOWING THE FIRST PARAGRAPH OF SECTION 1 THEREOF:

                  In accordance with the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of any class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in Section 242(b)(2) of the DGCL.

                  SECTION 3 SHALL BE DELETED IN ITS ENTIRETY AND REPLACED TO READ AS FOLLOWS:

                  Section 3. COMMON STOCK. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holders as of the record date for such meeting. Notwithstanding the foregoing, in connection with a conversion or exercise of any security into Common Stock in which the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the "HSR Act") is applicable, until such time as the applicable waiting periods (and extensions thereof) under the HSR Act relating to any such conversion or exercise have expired or otherwise been terminated, the holder of the Common Stock issued upon such conversion or exercise shall not be entitled to vote on any such matter (except proposed amendments to this Certificate of Incorporation).

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                  THE FOLLOWING PARAGRAPH SHALL BE ADDED AS A NEW SECTION 4
         IMMEDIATELY FOLLOWING SECTION 3:

                  Section 4. LOANS. In accordance with Section 221 of the DGCL, each holder of notes (the "Notes") evidencing loans made by purchasers (the "Purchasers") party to that certain Preferred Stock Purchase and Loan Commitment Agreement, dated as of August 9, 2001, by and among the Company, Madison Dearborn Capital Partners IV, L.P., Frontenac VIII Limited Partnership, Frontenac Masters VIII Limited Partnership, Battery Ventures III, L.P. and the other purchasers party thereto from time to time, in the aggregate principal amount of $100 million (the "Loans") shall be entitled to notice of all stockholders meetings in accordance with the Company's By-laws, and, except as otherwise required by applicable law, the holders of Notes shall be entitled to vote on all matters submitted to the stockholders for a vote together as a single class with (i) the holders of the Common Stock, (ii) the holders of any series of Preferred Stock entitled to vote with the Common Stock, and (iii) the holders of any note or debenture entitled to vote with the Common Stock, in each case pursuant to the terms of the Certificate of Incorporation or any Preferred Stock Designation, with each Note entitled to one vote for each share of Common Stock issuable upon conversion of the Loans evidenced by such Note as of the record date for such vote or, if no record date is specified, as of the date of such vote. The conversion rights of the Loans evidenced by any Note shall be as specified in the Note. The Corporation hereby confers upon the holders of Notes the same right of inspection of its books, accounts and other records, and also any other rights, which the stockholders of the Corporation may have by reason of the DGCL or this Certificate of Incorporation. Holders of Notes shall be deemed to be stockholders, and their Notes shall be deemed to be shares of stock, for the purpose of any provision of the DGCL or this Certificate of Incorporation which requires the vote of stockholders as a prerequisite to any corporate action.

         SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


                                       C-2
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         IN WITNESS THEREOF, Focal Communications Corporation has caused this certificate to be signed by Robert C. Taylor, Jr., its Chairman and Chief Executive Officer, and attested by Lewis Shender, its Acting Secretary, this 24th day of October, 2001.


                                   FOCAL COMMUNICATIONS CORPORATION


                                   By:      /s/ Robert C. Taylor, Jr.
                                            -------------------------
                                            Robert C. Taylor, Jr.
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Attest:


By:   /s/ Lewis Shender
      -----------------
      Lewis Shender
      ACTING SECRETARY